Exhibit 99.2

30 Shelter Rock Road	Danbury, CT 06810	Tel: (203) 797-2699	Fax: (203) 797-2697

Electro Energy Announces Engagement of Special Counsel

DANBURY, CT, Sep 13, 2007 (MARKET WIRE via COMTEX News Network) — Electro Energy Inc. (NASDAQ: EEEI) today announced that it has engaged the Bridgeport Connecticut law firm of Zeisler & Zeisler to assist the Company in its continuing efforts to improve its capital structure and develop operating liquidity. Zeisler & Zeisler are specialists in the restructuring of debtor-creditor relationships as well as corporate reorganization.

Michael E. Reed, Electro Energy’s President and CEO, said, “As we previously disclosed, the Company has engaged an investment banking firm to act as placement agent in connection with a proposed offering of debt or equity securities to obtain additional financing in order to execute our business plan. We believe that adding Zeisler & Zeisler to our team of advisors will help us to find, understand and implement the best course of action for the Company as we continue to pursue the formation of the operating capital that the Company requires.”

Contact:
Michael E. Reed
203-797-2699
or
Timothy E. Coyne
203-797-2699